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                                                                    EXHIBIT 23.8

                        CONSENT OF CHASE SECURITIES INC.

                                                                  April 10, 1998

El Paso Natural Gas Company
1001 Louisiana Street
Houston, TX 77002

Dear Sirs:

     We hereby consent to the inclusion in the Registration Statement of El Paso Natural Gas Company ("El Paso") on Form S-4, with respect to the shares of common stock, par value $3.00 per share, of El Paso, of our opinion letter appearing as Exhibit 5.2 to the Information Statement/Prospectus which is part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Information Statement/Prospectus within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          CHASE SECURITIES INC.

                                          By:    /s/ KEVIN D. MCQUILKIN
                                            ------------------------------------
                                                     Kevin D. McQuilkin
                                                     Managing Director